Exhibit 10.2
*** Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested Under 17 C.F.R Sections 200.80(b)(4)
and Rule 406 of the Securities Act of 1933, as amended.

SIXTH AMENDMENT TO EXENATIDE MANUFACTURING AGREEMENT
THIS SIXTH AMENDMENT to the Exenatide Manufacturing Agreement (the “Sixth Amendment”) originally made and entered into as of October 1, 2003, by and between Amylin Pharmaceuticals, Inc. (“AMYLIN”) and Mallinckrodt LLC (formerly known as Mallinckrodt Inc.) (“MALLINCKRODT”), as amended effective on and as of January 1, 2006, February 12, 2007, January 1, 2008, January 8, 2010 and February 14, 2011 (the “Supply Agreement”), is made and entered into between AMYLIN and MALLINCKRODT effective on and as of June 25, 2012 (except as and to the extent explicitly otherwise stated in this Sixth Amendment).
WHEREAS, the parties desire to amend the aforementioned Supply Agreement for the sixth time in certain respects,
NOW, THEREFORE, the parties hereto agree as follows:

1.	The following text shall be added to the beginning of Section 2.1:
“MALLINCKRODT agrees that, beginning in the ninth (9th) Contract Year (i.e., Calendar Year 2012) and during every other Contract Year thereafter, it will maintain manufacturing capacity sufficient to manufacture a maximum of […***…] ([…***…]) […***…] of Product per Contract Year for a maximum delivery of […***…] ([…***…]) […***…] to AMYLIN in each calendar quarter of such Contract Year. In the event AMYLIN requires more than […***…] ([…***…]) […***…] of Product in any given Contract Year, the Parties agree to discuss in good faith an increase in the amount of Product to be supplied by MALLINCKRODT.”

2.	The following text shall be added to the ending of Section 2.2:
“All Product purchased on Purchase Orders submitted by AMYLIN pursuant to this Section 2.2 shall be ordered in increments of [...***...] ([…***…]) […***…] per batch. Within […***…] ([…***…]) […***…] of June 25, 2012, AMYLIN shall submit a Purchase Order to MALLINCKRODT for […***…] ([…***…]) […***…] of Product (which shall be deemed to be delivered in the tenth Contract Year (i.e., calendar year 2013).”

3.
Clause (iv) of Section 2.3 shall be amended by removing the word “and” from the end of such clause; clause (v) of Section 2.3 shall be amended by placing a comma after the first occurrence of the term “Contract Year” in such clause, deleting the words “and every subsequent Contract Year thereafter” and replacing them with the words “seventh, eighth and ninth Contract Years,” and removing the period at the end of the clause (v) and replacing it with a comma followed by the word “and”; a new clause (vi)

***CONFIDENTIAL TREATMENT REQUESTED

shall be inserted at the end of Section 2.3, as herein amended, which shall read as follows:

“(vi) notwithstanding anything to the contrary in Clause (v) of this Section 2.3, during each of the tenth through twelfth Contract Years, at least […***…] ([…***…]) […***…] of Product per Contract Year.”

4.	Effective as of January 1, 2013, clauses (i) through (viii) of Section 2.4 shall be deleted in their entirety and replaced with the following clauses:

“(i) if in any given Contract Year the amount of Product ordered for delivery is […***…] ([…***…]) […***…] or less, the price per […***…] will be $[…***…],

(ii) if in any given Contract Year the amount of Product ordered for delivery is greater than or equal to […***…] ([…***…]) […***…] but less than […***…] ([…***…]) […***…], the price per […***…] will be $[…***…],

(iii) if in any given Contract Year the amount of Product ordered for delivery is greater than or equal to […***…] ([…***…]) grams but less than […***…] ([…***…]) […***…], the price per […***…] will be $[…***…],

(iv) if in any given Contract Year the amount of Product ordered for delivery is greater than or equal to […***…] ([…***…]) grams but less than […***…] ([…***…]) […***…], the price per […***…] will be $[…***…],

(v) if in any given Contract Year the amount of Product ordered for delivery is greater than or equal to […***…] ([…***…]) grams but less than […***…] ([…***…]) […***…], the price per […***…] will be $[…***…],

(vi) if in any given Contract Year the amount of Product ordered for delivery is greater than or equal to […***…] ([…***…]) […***…] but less than […***…] ([…***…]) […***…], the price per […***…] will be $[…***…], and

(vii) if in any given Contract Year the amount of Product ordered for delivery is greater than or equal to […***…] ([…***…]) […***…], the price per […***…] will be $[…***…].”

***CONFIDENTIAL TREATMENT REQUESTED

5.
In Section 7.1 of the Supply Agreement the phrase “nine (9) Contract Years” shall be replaced with the phrase “twelve (12) Contract Years”, thereby extending the initial term of the Supply Agreement by an additional seven (7) years.

6.    The text of Clause (iv) of Section 7.2 shall be deleted in its entirety and replaced with “[Reserved]”.

7.    In section 7.2(v) of the Supply Agreement “eighth (8th)” shall be replaced with “eleventh (11th)”, with the effect that the termination right set forth in Section 7.2(v) may not be exercised until after the elapse of the eleventh (11th) Contract Year.

Except as expressly amended herein, all of the other terms of the Supply Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to Supply Agreement effective as of the day above written.

Amylin Pharmaceuticals, Inc.

By: /s/ Paul Marshall__________
Name:    Paul Marshall
Title:    Vice President, Operations
Date: 20 June 2012

Mallinckrodt LLC

By: /s/ Dawn Von Rohr_________
Name: Dawn Von Rohr
Title: VP & GM Global APIs
Date: 22 June 2012

***CONFIDENTIAL TREATMENT REQUESTED
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